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                                                                EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Penske Motorsports, Inc. dated December 2, 1997 of our report on North Carolina Motor Speedway, Inc. dated September 23, 1997 and contained in Registration Statement No. 333-34923 of Penske Motorsports, Inc. on Form S-4 under the Securities Act of 1993 insofar as such report relates to the financial statements of North Carolina Motor Speedway, Inc. for the year ended August 31, 1997.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan


December 15, 1997